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Rowan Companies, Inc.

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Rowan Companies, Inc.
News Release                           2800 Post Oak Boulevard, Suite 5450
                                              Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                 April 6, 2005

ROWAN DIRECTORS, LONG-TERM INCENTIVE PLAN WIN APPROVAL FROM LEADING STOCKHOLDER ADVISORS

HOUSTON, TEXAS -- Institutional Shareholder Services (ISS), the leading advisory panel for large institutional investors, and Glass Lewis, advisor to some of the largest mutual funds, public pension funds and money managers, have both issued reports in favor of the director nominees and the adoption of the 2005 Long-Term Incentive Plan that the Rowan Companies, Inc. (RDC-NYSE) Board of Directors has asked stockholders to support at the April 22 Annual Meeting of Stockholders.

“The Board rigorously sought to design a Long-Term Incentive Plan to reward performance and encourage a culture of long-term stock ownership at Rowan,” said Danny McNease, Chairman and Chief Executive Officer, Rowan Companies, Inc. “The analysis and recommendations by ISS and Glass Lewis further validates our belief that this approach will better align the interests of our management, directors and employees with the interests of our stockholders.”

The proposed 2005 Long-Term Incentive Plan was reviewed by members of the Board’s compensation committee, with the assistance of a respected and independent compensation consultant, Hewitt and Associates.

Further details regarding the proposed Long-Term Incentive Plan may be found in the Company’s March 17 proxy statement located on the Rowan website under the SEC filings link at www.rowancompanies.com.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining and timber industries, and a drilling products division that has designed or built about one-third of all mobile offshore jack-up drilling rigs, including all 24 operated by the Company. The Company’s stock is traded on the New York Stock Exchange and the Pacific Exchange - Stock & Options. Common Stock trading symbol: RDC. For additional information, contact William C. Provine, Vice-President - Investor Relations, at 713-960-7575 or visit Rowan’s website at www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company’s filings with the U. S. Securities and Exchange Commission.

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056-6127

                                    April 6, 2005

Dear Fellow Stockholder:

Your vote at the April 22nd Annual Meeting of Stockholders of Rowan Companies, Inc. is especially important this year. Your Board of Directors is asking you to elect three directors and to support the adoption of the 2005 Rowan Companies Long-Term Incentive Plan (LTIP), which will replace current stock option plans, more directly impact company performance and therefore benefit you - our stockholders.

Your board is pleased to report that Institutional Shareholders Services (ISS), the leading advisory panel for large institutional investors, recently conducted its own analysis of the proposed LTIP and has recommended that stockholders vote FOR this plan. Glass Lewis, advisor to some of the largest mutual funds, public pension funds and money managers, has also recommended that stockholders vote FOR this plan.

Aligning Goals With Stockholders

Your Board rigorously sought to design a long-term incentive plan that will reward performance and encourage a culture of long-term stock ownership at Rowan. Our goal is to better align the interests of management, directors and employees with the interests of our stockholders.

The LTIP increases the flexibility of your Board’s Compensation Committee to grant several different types of equity compensation such as performance awards and restricted stock, in addition to stock options. These awards will be tailored to corporate performance goals over time and also be utilized for retention of key personnel.

Your Vote is Needed

The proposed 2005 Long-Term Incentive Plan was approved overwhelmingly by your Board of Directors. The Board is very confident in the soundness of our recommendation to you in favor of the plan.

The three outside directors who make up the Board’s Compensation Committee reviewed the LTIP with the assistance of a respected and independent compensation consultant, Hewitt Associates, LLC. The plan was structured to meet the best practices standards for this type of program: to provide added performance incentives to our employees; to persuade employees and directors to acquire or increase equity interests in the company, thereby increasing incentives to work toward the continued long-term growth and success of the company; and to benefit our stockholders.

Details of the plan have been mailed to you in the Rowan proxy statement dated March 17, and may also be viewed through the Rowan web site under SEC filings: www.rowancompanies.com/

Your vote is important.  The plan will be approved if the votes cast in favor exceed the votes cast opposing the plan, provided that, under the rules of the NYSE, the total vote cast on the proposal represents over 50 percent of the common stock.  Therefore, abstentions and broker non-votes are not counted in determining whether the 50 percent test has been met.

Your Board approves and urges you to vote FOR the election of directors and FOR the Rowan 2005 Long-Term Incentive Plan. Regardless of the number of shares you own, it is important that they are represented and voted at the annual meeting. Since time is short, we urge you to sign, date, and mail the enclosed duplicate proxy today.

Your interest and participation in the affairs of the company are sincerely appreciated. Please call D.F. King & Co., Inc. if you have any questions at 1-800-487-4870. If you have recently mailed your proxy, please accept our thanks and disregard this request.

Thank you for your continued support.

                    Yours very truly,
                    Rowan Companies, Inc.

                    /s/ D. F. McNease
                    D.F. McNease
                    Chairman and CEO